CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 11, 2002 with respect to Dreyfus Premier International Opportunities Fund (formerly Dreyfus Premier International Value Fund) and Dreyfus Premier Value Fund, which is incorporated by reference in this Registration Statement (Form N-1A 33-6013 and 811-4688) of Dreyfus Premier Value Equity Funds.






                                        /s/Ernst & Young LLP
                                        ERNST & YOUNG LLP


New York, New York
February 21, 2003